Exhibit 99.1

Definitive Healthcare Reports Financial Results for First Quarter Fiscal Year 2023

First quarter revenue grew 18% year-over-year to $59.2 million

Framingham, MA (May 4, 2023) – Definitive Healthcare Corp. (“Definitive Healthcare" or the "Company") (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights:

•
Revenue was $59.2 million, an increase of 18% from $50.1 million in Q1 2022.
•
Net loss was ($15.6) million, or 26% of revenue, compared to ($13.1) million, or 26% of revenue in Q1 2022.
•
Adjusted Net Income was $9.2 million, compared to $7.7 million in Q1 2022.
•
Adjusted EBITDA was $15.7 million, or 26% of revenue, compared to $14.0 million, or 28% of revenue in Q1 2022.
•
Cash flow from operations was $15.0 million in the quarter or 25% of revenue. For the trailing twelve-month period, cash flow from operations was $36.9 million, or 16% of revenue.
•
Unlevered free cash flow was $20.4 million in the quarter, or 34% of revenue. For the trailing twelve-month period, unlevered free cash flow was $50.7 million, or 22% of revenue.

“In the first quarter of 2023, we got off to a solid start to the year, especially given the context of the ongoing macroeconomic challenges,” said Robert Musslewhite, CEO of Definitive Healthcare. “We continue to have strong demand generation and customer interest in our commercial intelligence platform. Our customers recognize that the Definitive Healthcare platform plays a strategic role in their go-to-market and product development efforts and that our solutions will be critical in accelerating their business performance as market conditions improve.”

Recent Business and Operating Highlights:

Customer Wins

In the first quarter, Definitive Healthcare continued to grow its enterprise client base, ending the quarter with 529 enterprise customers, defined as those customers with more than one hundred thousand dollars in annual recurring revenue. Significant customer wins included:

•
The world’s leading mRNA therapeutic company expanded its relationship with Definitive Healthcare by signing an enterprise contract for Monocl ExpertInsight to help them better identify clinical experts around the globe who could accelerate their research and development efforts.
•
A multinational pharmaceutical and biotechnology company expanded its relationship with Definitive Healthcare by making a multi-year commitment to the Passport Analytics Suite. This company plans to use the Passport Analytics Suite to optimize its global marketing spend and re-allocate precious investment dollars to the sales and marketing channels that are delivering the highest return.
•
A leading children’s hospital in the western region of the United States purchased access to the Atlas All-Payer Claims Dataset, the Atlas Reference and Affiliation Dataset, and the company’s executive contact data, along with the Latitude Analytics Suite. The hospital plans to use this data to help it understand the pediatric market in its region, including market share, patient flow, network leakage, and competitive analysis.
•
The largest virtual musculoskeletal clinic in the United States will be using the new DefinitiveConnect product to directly import data from the Atlas Dataset into their Salesforce instance to drive their business development strategy. In addition, this company’s strategy team will use the ConnectedCareView product to get better insurance coverage in their core markets of hospitals and long-term care facilities.
•
A non-profit humanitarian organization that provides emergency assistance, disaster relief, and disaster preparedness education across the United States organization purchased the Atlas All-Payor Claims Dataset, which it will use to transform its sales strategy and identify the US hospitals and departments offering the most opportunity for growth.

Innovation

The company recently made two significant product announcements that further expand its competitive differentiation.

First, the company launched three new offerings that significantly enhance its data integration capabilities. Customers can now choose from a range of flexible options and support services to seamlessly integrate the Definitive Healthcare’s commercial intelligence into their IT infrastructure. These new data integration offerings are:

•
DefinitiveConnect – Optimized to work with the Salesforce Lightning platform, DefinitiveConnect provides users with access to more than 300 data elements that are continuously updated directly in their Salesforce environment through automated data syncing. The DefinitiveConnect app is available now on the Salesforce AppExchange.
•
Snowflake – Customers of one of the industry-leading data warehouse platforms, Snowflake, can now leverage its secure data-sharing technology to access the Atlas Dataset. Existing clients can opt to work with a professional services team to ingest the data they need into Snowflake, unite multiple datasets, and create data marts to perform advanced analytics.
•
APIs – A new suite of modern commercial APIs now supports automated synchronization of Definitive Healthcare data into a broad range of applications and systems. Developers can use these APIs to request and retrieve Definitive Healthcare data through virtually any CRM software system or business intelligence data warehouse.

Second, the company recently launched Atlas AI, a set of proprietary analytics embedded throughout its solutions and services. Atlas AI is built on the Atlas Dataset, which contains robust claims, reference, affiliation, and expert data that provides a longitudinal, comprehensive, and current picture of the healthcare market. Definitive Healthcare’s data science team leverages the Atlas Dataset and applies deep domain expertise, computer science, mathematics, and a vast toolbox of methodologies, including natural language processing, machine learning, graph networks, and proprietary algorithms to create new intelligence. Atlas AI enables clients to better target opportunities, allocate resources, inform strategic planning, and drive critical business decisions.

The first release of Atlas AI includes 11 proprietary analytics, each designed by the company’s data science team to address a specific customer challenge. Atlas AI comes standard with Definitive Healthcare’s data products in the View Product Suite, the Monocl Expert Suite, as well as its Latitude Analytics Suite and Passport Analytics Suite. Additionally, clients can use Atlas AI in offline reports and custom reports for more complex analyses.

To learn more about Atlas AI, visit https://www.definitivehc.com/why-definitive-healthcare/our-platform/atlas-ai.

Business Outlook

Based on information as of May 4, 2023, the Company is issuing the following financial guidance.

Second Quarter 2023:

•
Revenue is expected to be in the range of $60.5 – $61.5 million, a 12% increase year over year.
•
Adjusted Operating Income is expected to be in the range of $14.5 – $15.5 million.
•
Adjusted EBITDA is expected to be in the range of $16.0 – $17.0 million.
•
Adjusted Net Income is expected to be $7.0 – $8.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.03– $0.05 per share on approximately 155.2 million weighted-average shares outstanding.

Full Year 2023:

•
Revenue is expected to be in the range of $249.0 – $255.0 million, up 12% – 15% from prior year.
•
Adjusted Operating Income is expected to be in the range of $61.5 – $65.5 million.
•
Adjusted EBITDA is expected to be in the range of $67.0 – $71.0 million.
•
Adjusted Net Income is expected to be $30.0 – $34.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.19 – $0.23 per share on approximately 155.5 million weighted-average shares outstanding.

Conference Call Information

Definitive Healthcare will host a conference call today, May 4, 2023, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. Participants may access the call at 1-877-407-3982 to be connected through the operator or via Call me™ link to request a return call. The Call me™ link will be available 15 minutes prior to the call. Shortly after the conclusion of the call, a replay of this conference call will be available through May 18, 2023 at 1-844-512-2921 or 1-412-317-6671. The replay passcode is 13737281. A live audio webcast of the event will be available on the Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: the war between Russia and Ukraine, global geopolitical tension and worsening macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including recessions, inflation, rising interest rates, volatility in the capital markets and related market uncertainty; the impact of worsening macroeconomic conditions on our new and existing customers; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain profitability in the future compared to historical levels as we increase investments in our business; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; the risk of cyber-attacks and security vulnerabilities; litigation, investigations or other legal, governmental or regulatory actions; and the possibility that our security measures are breached or unauthorized access to data is otherwise obtained.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended March 31, 2023 that will be filed following this earnings release and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income, and Adjusted Net Income as non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the U.S., (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for net (loss) income, gross profit, gross margin, or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided from operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-recurring items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense, net and loss on extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, transaction, integration, and restructuring expenses and other non-recurring expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to investors to assess our operating performance because these metrics eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as revenue less cost of revenue (excluding acquisition-related depreciation and amortization and equity compensation costs) and Adjusted Gross Margin means Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit differs from gross profit, in that gross profit includes acquisition-related depreciation and amortization expense and equity compensation costs. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small quantity of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as income (loss) from operations plus acquisition related amortization, equity-based compensation, transaction, integration, and restructuring expenses and other non-recurring expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, other expense, net, excluding TRA liability remeasurement expense and recurring income tax expense including the incremental tax effects of adjustments to arrive at Adjusted Operating Income. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to (loss) income from operations, net (loss) income, gross profit, gross margin, earnings per share or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Danielle Johns
djohns@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(amounts in thousands, except number of shares and par value; unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$124,961	$146,934
Short-term investments	218,955	184,939
Accounts receivable, net	51,801	58,799
Prepaid expenses and other current assets	14,711	12,686
Current portion of deferred contract costs	11,064	10,387
Total current assets	421,492	413,745
Property and equipment, net	4,452	4,464
Operating lease right-of-use assets, net	9,118	9,681
Other assets	3,697	4,683
Deferred contract costs, net of current portion	15,080	14,596
Intangible assets, net	338,295	350,722
Goodwill	1,323,102	1,323,102
Total assets	$2,115,236	$2,120,993
Liabilities and Equity
Current liabilities:
Accounts payable	4,535	3,948
Accrued expenses and other current liabilities	20,770	18,748
Current portion of deferred revenue	105,362	99,692
Current portion of term loan	10,313	8,594
Current portion of operating lease liabilities	1,640	1,521
Total current liabilities	142,620	132,503
Long term liabilities:
Deferred revenue, net of current portion	138	236
Term loan, net of current portion	252,465	255,765
Operating lease liabilities, net of current portion	9,491	9,969
Tax receivable agreements liability, net of current portion	161,721	156,311
Deferred tax liabilities	78,315	75,737
Other long-term liabilities	1,035	3,251
Total liabilities	645,785	633,772

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 110,162,665 and 105,138,273 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	110	105
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 45,626,933 and 44,217,344 shares issued and outstanding, respectively, at March 31, 2023, and 50,433,101 and 48,923,952 shares issued and outstanding, respectively at December 31, 2022	—	—
Additional paid-in capital	1,020,709	972,077
Accumulated other comprehensive income	2,793	3,668
Accumulated deficit	(35,531)	(23,714)
Noncontrolling interests	481,370	535,085
Total equity	1,469,451	1,487,221
Total liabilities and equity	$2,115,236	$2,120,993

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(amounts in thousands, except share amounts and per share data; unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$59,201	$50,124
Cost of revenue:
Cost of revenue exclusive of amortization (1)	8,552	5,950
Amortization	3,354	5,378
Gross profit	47,295	38,796
Operating expenses:
Sales and marketing (1)	23,423	21,293
Product development (1)	9,884	6,850
General and administrative (1)	13,640	10,454
Depreciation and amortization	9,590	9,874
Transaction, integration, and restructuring expenses	2,590	1,310
Total operating expenses	59,127	49,781
Loss from operations	(11,832)	(10,985)
Other expense, net
Interest expense, net	(780)	(1,884)
Other expense, net	(3,698)	(101)
Total other expense, net	(4,478)	(1,985)
Net loss before income taxes	(16,310)	(12,970)
Benefit from (provision for) income taxes	710	(87)
Net loss	(15,600)	(13,057)
Less: Net loss attributable to noncontrolling interests	(3,783)	(4,433)
Net loss attributable to Definitive Healthcare Corp.	$(11,817)	$(8,624)
Net loss per share of Class A Common Stock:
Basic and diluted	$(0.11)	$(0.09)
Weighted average Class A Common Stock outstanding:
Basic and diluted	108,234,043	97,158,823

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended March 31,
	2023	2022
Cost of revenue	$258	$232
Sales and marketing	2,649	3,746
Product development	3,011	1,289
General and administrative	5,210	1,605
Total equity-based compensation expense	$11,128	$6,872

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(amounts in thousands; unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows provided by (used in) operating activities:
Net loss	$(15,600)	$(13,057)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	513	525
Amortization of intangible assets	12,431	14,727
Amortization of deferred contract costs	2,860	1,875
Equity-based compensation	11,128	6,872
Amortization of debt issuance costs	176	176
Provision for doubtful accounts receivable	22	9
Non-cash restructuring charges related to office leases	157	—
Tax receivable agreement remeasurement	3,619	248
Deferred income taxes	(773)	69
Changes in operating assets and liabilities:
Accounts receivable	6,966	8,526
Prepaid expenses and other current assets	(3,796)	692
Deferred contract costs	(4,021)	(3,299)
Contingent consideration	—	(6,400)
Accounts payable, accrued expenses, and other liabilities	(4,294)	(3,579)
Deferred revenue	5,569	6,249
Net cash provided by operating activities	14,957	13,633
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(1,338)	(794)
Purchases of short-term investments	(90,252)	(109,559)
Maturities of short-term investments	58,120	—
Cash paid for acquisitions, net of cash acquired	—	(56,499)
Net cash used in investing activities	(33,470)	(166,852)
Cash flows used in financing activities:
Repayments of term loans	(1,719)	(1,719)
Taxes paid related to net share settlement of equity awards	(1,530)	—
Payment of contingent consideration	—	(1,100)
Payments under tax receivable agreement	(246)	—
Payments of equity offering issuance costs	(30)	(1,299)
Member distributions	—	(258)
Net cash used in financing activities	(3,525)	(4,376)
Net decrease in cash and cash equivalents	(22,038)	(157,595)
Effect of exchange rate changes on cash and cash equivalents	65	(108)
Cash and cash equivalents, beginning of period	146,934	387,498
Cash and cash equivalents, end of period	$124,961	$229,795
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$3,475	$1,771
Income taxes	$79	$—
Acquisitions:
Net assets acquired, net of cash acquired	$—	$97,499
Initial cash investment in prior year	—	(40,000)
Contingent consideration	—	(1,000)
Net cash paid for acquisitions	$—	$56,499
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accrued expenses	$333	$3,500

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flow from operations	$14,957	$13,633
Purchases of property, equipment, and other assets	(1,338)	(794)
Interest paid in cash	3,475	1,771
Transaction, integration, and restructuring expenses paid in cash (a)	2,433	1,310
Earnout payment (b)	—	6,400
Other non-recurring items (c)	837	1,596
Unlevered Free Cash Flow	$20,364	$23,916

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plan announced in the first quarter of 2023 and exit costs related to office relocations.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-recurring items represent expenses that are typically one-time, non-operational in nature, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except per share amounts; unaudited)

	Three Months Ended March 31,
	2023	2022
Net loss	$(15,600)	$(13,057)
Add: Income tax (benefit) provision	(710)	87
Add: Interest expense, net	780	1,884
Add: Other expense, net	3,698	101
Loss from operations	(11,832)	(10,985)
Add: Amortization of intangible assets acquired through business combinations	11,367	14,451
Add: Equity-based compensation	11,128	6,872
Add: Transaction, integration, and restructuring expenses	2,590	1,310
Add: Other non-recurring items	837	1,596
Adjusted Operating Income	14,090	13,244
Less: Interest expense, net	(780)	(1,884)
Less: Recurring income tax benefit	710	305
Less: Foreign currency (loss) gain	(79)	147
Less: Tax impacts of adjustments to net loss	(4,776)	(4,161)
Adjusted Net Income	$9,165	$7,651
Shares for Adjusted Net Income Per Diluted Share (a)	154,300,768	154,216,995
Adjusted Net Income Per Share	$0.06	$0.05

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 162,001,223 and 158,339,437 as of March 31, 2023 and 2022, respectively.

Reconciliation of Adjusted EBITDA to GAAP Net Loss
(in thousands; unaudited)

	Three Months Ended March 31,
	2023	2022
Net loss	$(15,600)	$(13,057)
Interest expense, net	780	1,884
Income tax (benefit) provision	(710)	87
Depreciation & amortization	12,944	15,252
EBITDA	(2,586)	4,166
Other expense, net (a)	3,698	101
Equity-based compensation (b)	11,128	6,872
Transaction, integration, and restructuring expenses (c )	2,590	1,310
Other non-recurring items (d)	837	1,596
Adjusted EBITDA	$15,667	$14,045
Revenue	$59,201	$50,124
Adjusted EBITDA margin	26%	28%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions. Restructuring expenses relate to our restructuring plan announced in the first quarter of 2023 and impairment and restructuring charges related to office relocations.
(d) Non-recurring items represent expenses that are typically by nature one-time, non-operational, and unrelated to our core operations. These expenses are comprised primarily of professional fees related to financing, capital structure changes, and other non-recurring set-up costs related to public company operations.

Reconciliation of Adjusted Gross Profit and Margin to GAAP Gross Profit and Margin
(in thousands; unaudited)

	Three Months Ended March 31,
	2023		2022
(in thousands)	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$47,295	80%	$38,796	77%
Amortization of intangible assets acquired through business combinations	2,290	4%	5,102	10%
Equity compensation costs	258	—	232	—
Adjusted gross profit and margin	$49,843	84%	$44,130	88%